                                                                   EXHIBIT 2.1.1

                                JOINDER AGREEMENT
                             AND FIRST AMENDMENT TO
                          SECURITIES PURCHASE AGREEMENT


     THIS JOINDER AGREEMENT AND FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this "Amendment") is made and entered into as of this 30/th/ day of September, 2002, by and among Micro Therapeutics, Inc, a Delaware corporation (the "Company") and those persons or entities set forth on Schedule A attached hereto (each an "Additional Investor" and collectively, the "Additional Investors").

                               W I T N E S S E T H

     WHEREAS, on September 3, 2002, the Company and Micro Investment, LLC, a Delaware limited liability company ("Micro LLC"), entered into a Securities Purchase Agreement (the "Securities Purchase Agreement"; capitalized terms used but not defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement) pursuant to which Micro LLC agreed to purchase certain shares of Common Stock; and

     WHEREAS, subject to the terms and conditions specified in the Securities Purchase Agreement, Section 8.6 thereof provides that the Securities Purchase Agreement may be amended by the Company to include additional purchasers of Shares as "Investors" thereunder; and

     WHEREAS, the Company wishes to amend the Securities Purchase Agreement in the manner set forth below.

     NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows.

     1. Joinder of Parties. By executing and delivering this Amendment, each Additional Investor, severally and not jointly, hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Securities Purchase Agreement, as an Investor thereunder.

     2.   Amendment to Schedule 1.1(a) and Schedule 1.1(b). Schedule 1.1(a) and
Schedule 1.1(b) of the Securities Purchase Agreement are hereby amended in their entirety to conform to Schedule 1.1(a) and Schedule 1.1(b) hereto.

     3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

     4. Full Force and Effect. Except as expressly modified by this Amendment, all of the terms, covenants, agreements, conditions and other provisions of the Securities Purchase Agreement shall remain in full force and effect in accordance with their respective terms.

     5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any contrary result otherwise required by conflict or choice of law rules.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                                          MICRO THERAPEUTICS, INC.


                                          By:   /s/ Thomas Wilder
                                               ---------------------------------
                                               Name:  Thomas Wilder, III
                                               Title:  President


                                          INVESTORS:

                                          SPECIAL SITUATIONS FUND III, L.P.


                                          By:   /s/ David Greenhouse
                                               ---------------------------------
                                               Name:  David Greenhouse
                                               Title:  Managing Director



                                          SPECIAL SITUATIONS CAYMAN FUND, L.P.


                                          By:   /s/ David Greenhouse
                                               ---------------------------------
                                               Name:  David Greenhouse
                                               Title:  Managing Director



                                           /s/ Kim Blickenstaff
                                          --------------------------------------
                                          Kim Blickenstaff


                                           /s/ Harold Hurwitz
                                          --------------------------------------
                                          Harold Hurwitz


                                           /s/ William McLain
                                          --------------------------------------
                                          William McLain


                                           /s/ Karen Davis
                                          --------------------------------------
                                          Karen Davis

                                   Schedule A

                        Schedule of Additional Investors

Special Situations Fund III, L.P.

Special Situations Cayman Fund, L.P.

Kim Blickenstaff

Harold Hurwitz

William McLain

Karen Davis

                                 Schedule 1.1(a)

                                  First Closing

Investor Name and Address                                    Number of Shares
-------------------------                                    ----------------

Micro Investment, LLC                                            3,969,075
c/o Warburg, Pincus Equity Partners, L.P.
466 Lexington Avenue
New York, NY 10017
Facsimile: (212) 716-5068
Attention: Elizabeth H. Weatherman

Special Situations Fund III, L.P.                                   49,691
153 East 53/rd/ Street
Floor 55
New York, NY 10022
Facsimile:
Attention:

Special Situations Cayman Fund, L.P.                                16,564
153 East 53/rd/ Street
Floor 55
New York, NY  10022
Facsimile:
Attention:

Kim Blickenstaff                                                    13,521

Harold Hurwitz                                                       3,380

William McLain                                                       2,816

Karen Davis                                                          1,352

Total                                                            4,056,399

                                 Schedule 1.1(b)

                                 Second Closing

Investor Name and Address                                    Number of Shares
-------------------------                                    ----------------

Micro Investment, LLC                                           10,123,181
c/o Warburg, Pincus Equity Partners, L.P.
466 Lexington Avenue
New York, NY 10017
Facsimile: (212) 716-5068
Attention: Elizabeth H. Weatherman

Special Situations Fund III, L.P.                                  126,737
153 East 53/rd/ Street
Floor 55
New York, NY 10022
Facsimile:
Attention:

Special Situations Cayman Fund, L.P.                                42,246
153 East 53/rd/ Street
Floor 55
New York, NY 10022
Facsimile:
Attention:

Kim Blickenstaff                                                    34,486

Harold Hurwitz                                                       8,622

William McLain                                                       7,184

Karen Davis                                                          3,449

Total                                                           10,345,905